UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2023

W&T Offshore, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	1-32414	72-1121985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices) (Zip Code)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2023, W&T Offshore, Inc. (the “Company”) announced that its Board of Directors (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, voted to expand the size of the Board to five members and appointed Dr. Nancy Chang to fill the vacancy on the Board on April 28, 2023. Also on April 28, 2023, Dr. Chang was appointed to serve as a member of the Audit Committee of the Board (the “Audit Committee”) and Nominating and Corporate Governance Committee of the Board (the “NCG Committee”) and as Chair of the Environmental, Safety and Governance Committee of the Board (the “ESG Committee”). Dr. Chang will serve as a director until the earlier of the next annual meeting of shareholders, until her successor is appointed and qualified, or until her death, resignation or removal from office.

The Board determined that Dr. Chang meets the independence requirements under the rules of the New York Stock Exchange and the Company’s independence standards and that there are no transactions between the Company and Dr. Chang that would require disclosure under Item 404(a) of Regulation S-K. There are no understandings or arrangements between Dr. Chang and any other person pursuant to which Dr. Chang was selected to serve as a director of the Company.

In connection with the appointment of Dr. Chang as a member of the Board, the Audit Committee and the NCG Committee and as Chair of the ESG Committee, she will receive the standard non-employee director compensation for serving on the Board and committees of the Board, the specific terms of which are described further in the Company’s 2023 Proxy Statement, a preliminary filing of which was made with the SEC on April 20, 2023. Dr. Chang will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each Audit Committee, NCG Committee and ESG Committee meeting in accordance with the Company’s expense reimbursement policy.

In connection with the appointment of Dr. Chang as a member of the Board, the Company entered into an Indemnification Agreement with Dr. Chang pursuant to which the Company agreed to indemnify Dr. Chang to the fullest extent permitted under Texas law against liability that may arise by reason of her service to the Company and to advance her expenses incurred as a result of any proceeding against her to which she could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of such Indemnification Agreement, the form of which is filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 8-K filed on August 8, 2022 and incorporated in this Item 5.02 by reference.

Dr. Nancy Chang, age 73, is currently serving as a member of the board of directors of Ansun Biopharma, Inc., a clinical late-stage biopharmaceutical company focused on the development of unique host-directed anti-viral therapies for respiratory viruses, where she was the Chief Executive Officer from March 2017 until stepping down in July 2022. In addition to her role with Ansun Biopharma, Inc., she has also served as the Chair and Founder of Apex Capital, an investment management company focused on investments in healthcare, education and socially responsible ventures, since January 2009 and has served as president of the Tang Family Foundation since March 2009. Prior to joining the Board, Dr. Chang also served on the board of directors of Helix Acquisition Corp. from October 2020 until its business combination in April 2022. From 2007 to 2012, Dr. Chang was the Founder, Chair and Senior Managing Director of Caduceus Asia Partners at OrbiMed Advisors L.L.C., one of the largest healthcare focused investment management firms in the world. Prior to that, Dr. Chang was the Co-Founder, President, Chief Executive Officer and Chair of Tanox, Inc., a company focused on the development of therapeutics to address major unmet medical needs in the areas of asthma, allergy, inflammation, HIV infection and other diseases affecting the human immune system, from 1986 to 2006, where she led the company through an initial public offering in 2000 and growth to a $1 billion public valuation until its acquisition by Genentech Inc. in 2007. From 1980 to 1986, Dr. Chang held several leadership positions at Centocor Biotech Inc. (now a division of Johnson & Johnson), where she served as director of research and made substantial contributions to the development of monoclonal antibody as therapeutics and to the HIV field including the development of the first HIV diagnosis assay. In addition, Dr. Chang has served on the boards of a number of companies, including Helix Acquisition Corp., Charles River Laboratory International, Inc., Eddingpharm (Cayman) Inc., Crown Bioscience Inc., Applied Optoelectronics, Inc., SciClone Pharmaceuticals, Inc., and a number of other private companies, and she has previously served on the board of directors of the Federal Reserve Bank in Houston. Dr. Chang was also a member of the board of directors at BIO and BioHouston. Throughout her career, she received numerous awards from academic, industrial, national and international organizations. She was named the Most Respected Woman in Biotechnology in 2005, Forbes Twenty-Five Notable Chinese Americans list in 2008 and was the first woman to receive the Biotechnology Heritage Award in 2012. She has published more than 35 papers on topics ranging from monoclonal antibodies to human immunodeficiency virus (HIV) and holds seven patents. Dr. Chang graduated from National Tsing Hua University in Taiwan and Brown University and received her Ph. D. from the Division of Medical Sciences at Harvard Medical School in 1979.

Item 7.01	Regulation FD Disclosure.

On May 1, 2023, the Company issued a press release announcing the appointment of Dr. Chang. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statement and Exhibits.

Exhibit No.	Description

99.1	Press release dated May 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2023

W&T OFFSHORE, INC.
(Registrant)

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary